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                               SECOND AMENDMENT
                         DATED AS OF DECEMBER 4, 2000
                     TO FLOATING RATE SENIOR SECURED NOTE
                             DUE NOVEMBER 1, 2009
                            DATED NOVEMBER 9, 1999


     THIS SECOND AMENDMENT (this "Amendment") is made as of the 4th day of December, 2000 by and between ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Company") and LG ELECTRONICS INC., a corporation organized under the laws of the Republic of Korea ("LGE").

     WHEREAS,

     1. The Company has executed the Floating Rate Senior Secured Note due November 1, 2009 in the original principal amount of U.S. $124,809,557.97 (the "Original Floating Rate Note").

     2. LGE, as the sole Holder (as defined in the Original Floating Rate Note) of the Original Floating Rate Note and the Company have executed a First Amendment to the Original Floating Rate Note, dated as of August 1, 2000 (the Original Floating Rate Note, as so amended hereinafter referred to as the "Floating Rate Note").

     3. LGE, as the sole Holder of the Floating Rate Note and the Company now desire to amend certain terms of the Floating Rate Note as set forth herein.

     NOW THEREFORE, the parties agree as follows:

     1. Definitions. Except as otherwise specified herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Floating Rate Note.

     2. Amendment to the Floating Rate Note. As of the date hereof, the parties hereby agree that the Floating Rate Note shall be amended as follows:

        2.1 Section 6.1 Covenants Under $60M Credit Agreement, of the Floating Rate Note shall be deleted and replaced with the following:

               "Section 6.1 Covenants Under $60M Credit Agreement. The Company covenants that it shall comply with all covenants set forth in the $60M Credit Agreement as amended by that certain first amendment thereto, dated as of June 1, 2000 and that certain second amendment thereto, dated as of December 4, 2000 (collectively hereinafter referred to as "LGE Amendments") and as in effect on the date of that certain second amendment to this Agreement
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               (without giving effect thereafter to changes in such $60M Credit
               Agreement not consented to in writing by the Required Holders for the purposes of this Floating Rate Note, as amended from time to time) and the Company covenants with the Holder that such covenants and, to the extent that they apply to such covenants, the definitions and other definitional provisions set forth in such $60M Credit Agreement, as amended by the LGE Amendments, together with all other sections of such $60M Credit Agreement, as amended by the LGE Amendments to which reference is made, are incorporated in this Floating Rate Note, as amended from time to time, by reference as though specifically set forth herein, and they shall remain in full force and effect with respect to this Floating Rate Note, as amended from time to time, and the obligation of the Company to comply with the same shall continue notwithstanding the termination of such $60M Credit Agreement, as amended by the LGE Amendments. Without limiting the generality of the foregoing, the Company shall deliver to the Holder all the notices, reports, certificates and other documents required to be delivered to LGE under such $60M Credit Agreement, as amended by the LGE Amendments all on the terms set forth in such $60M Credit Agreement, as amended by the LGE Amendments."


     3. Consent. LGE hereby agrees to the execution and delivery by the Company of a first amendment dated June 1, 2000 to the $60M Credit Agreement and a second amendment dated December 4, 2000 to the $60M Credit Agreement, and a first amendment dated December 4, 2000 to the Credit Agreement.

     4. Representations and Warranties. The Company hereby represents and warrants as follows:

        4.1 The Company has the corporate power and authority to enter into this Amendment.

        4.2 This Amendment has been duly authorized, validly executed and delivered by an authorized signatory of the Company, and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     5.  Other Terms.

        5.1 All references in the Floating Rate Note to "this Floating Rate Note" and such words as "herein" and "hereunder" shall be deemed to refer to the

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               Floating Rate Note as amended by this Amendment. The term
               "Floating Rate Note" and words such as "thereunder", "therein" and terms otherwise defined in the all other instruments, agreements and documents executed pursuant to the Floating Rate Note shall be deemed to refer to the Floating Rate Note as amended by this Amendment.

        5.2 Except as expressly amended by this Amendment, all terms and conditions of the Floating Rate Note and all other instruments, agreements and documents executed thereunder. or in connection therewith, shall remain in full force and effect.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                          [signature pages to follow]

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     IN WITNESS WHEREOF, the parties hereto have caused each of their duly authorized representatives to execute this Amendment as of the date first written above.


                                            ZENITH ELECTRONICS CORPORATION


                                            By /s/ Hyon Ick Jo
                                            Name:  Hyon Ick Jo
                                            Title:  Senior Vice President and
                                                      Chief Financial Officer


                                            LG ELECTRONICS INC.



                                            By /s/ Cha Hong (John) Koo
                                            Name:  Cha Hong (John) Koo
                                            Title: Vice Chairman

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